Report of Independent Registered Public Accounting Firms
The Board of Directors
 Julius Baer Global Equity Fund Inc.

We have audited the accompanying statement of assets and liabilities of the Julius Baer Global Equity Fund Inc. (formerly The European Warrant Fund, Inc.), including the portfolio of investments, as of October 31, 2004, and the related statement of operations for each of the years or periods in the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2004 by correspondence with the custodian and brokers, or by other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Julius Baer Global Equity Fund Inc. as of October 31, 2004, and the results of its operations, the changes in its net assets, and the financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.



Boston, Massachusetts
December 8, 2004